UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

APPLE HOSPITALITY REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-37389	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, no par value	APLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Apple Hospitality REIT, Inc. (the “Company”) is filing this report in accordance with Items 8.01 and 9.01 of Form 8-K.

8.01 Other Events.

On February 23, 2022, the Company entered into an Amendment No. 1 (the “Amendment”) to the equity distribution agreement, dated August 12, 2020 (as amended, the “Equity Distribution Agreement”) with Robert W. Baird & Co. Incorporated, B. Riley Securities, Inc., BTIG, LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Scotia Capital (USA) Inc. and Truist Securities, Inc. (collectively, the “Agents”), pursuant to which the Company may continue to sell, from time to time, up to an aggregate sales price of $300,000,000 of its common shares, no par value per share (the “Common Shares”) through the Agents (the “ATM Program”). The purpose of the Amendment is to allow for ATM Program sales to continue pursuant to a new shelf registration statement.

Any Common Shares sold in the offering will be issued pursuant to a prospectus dated February 23, 2022, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2022, in connection with one or more offerings of shares under the automatic shelf registration statement on Form S-3ASR (Registration No. 333-262915) filed with the SEC on February 23, 2022. Sales of Common Shares made pursuant to the Equity Distribution Agreement, if any, may be sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation, directly on the New York Stock Exchange or sales made to or through a market maker, or, if agreed by the Company and the Agents, by any other method permitted by law, including but not limited to in privately negotiated transactions. The Company intends to use the net proceeds from these sales for general corporate purposes, which may include, among other things, to repay outstanding borrowings under its $425 million revolving credit facility, acquisitions of additional properties, the repayment of other outstanding indebtedness, capital expenditures, improvement of properties in its Company’s portfolio and working capital. The Company may also use the net proceeds to acquire another REIT or other company that invests in income producing properties.

The compensation to each Agent will be a mutually agreed commission that will not exceed, but may be lower than, 2.0% of the gross proceeds from the sale of the Common Stock sold through it as the Company’s agent pursuant to the Equity Distribution Agreement.

The Company made certain customary representations, warranties and covenants concerning the Company and the Common Shares in the Equity Distribution Agreement and also agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act. A copy of the Amendment is filed as Exhibit 1.1 to this Current Report on Form 8-K and the foregoing description of the material terms of the Amendment in this Item 8.01 are qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

From time to time, the Company has had customary commercial and/or investment banking relationships with the Agents and/or certain of their affiliates.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Amendment No. 1 to Equity Distribution Agreement, dated February 23, 2022, by and among the Company, Robert W. Baird & Co. Incorporated, B. Riley Securities, Inc., BTIG, LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Scotia Capital (USA) Inc. and Truist Securities, Inc.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:	/s/ Justin G. Knight
Justin G. Knight Chief Executive Officer

February 23, 2022